--------
1  Filed  with  Post-Effective  Amendment  No.  1 of the  Registration
Statement on Form N-4 (File No. 333-01153 and 811-07549) and Post-Effective Amendment No. 1 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated by reference herein. 1 Filed with Post-Effective Amendment No. 1 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Post-Effective Amendment No. 1 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated herein by reference.



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                                  Exhibit 23(a)

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                                                  Jorden Burt LLP
                                                  400 East Lobby
                                        1025 Thomas Jefferson Street, N.W.
                                              Washington, D.C. 20007
                                                  (202) 965-8100

                                                   April 2, 2001

Great-West Life & Annuity Insurance Company
8525 East Orchard Road
Greenwood Village, Colorado  80111

Re:      Amendment No. 5 to the Registration Statement on Form S-1
         File No. 333-11493


Ladies and Gentlemen:

         We have acted as counsel to Great West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the caption "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Jorden Burt LLP

                                            JORDEN BURT LLP





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